Exhibit 32.1

CERTIFICATION PURSUANT TO

 18 U.S.C. SECTION 1350,

 AS ADDED BY

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of FinTech Acquisition Corp. (the “Company”) on Form 10-K for the year ended October 31, 2015, as filed with the Securities and Exchange Commission (the “Report”), I, Daniel G. Cohen, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: January 26, 2016	By:	/s/ Daniel G. Cohen
Daniel G. Cohen
Chief Executive Officer and President (Principal Executive Officer)